Exhibit 10.1
GLOBALSTAR, INC.

NON-QUALIFIED STOCK OPTION AWARD AGREEMENT FOR

PETER J. DALTON

AMENDED AND RESTATED 2006 GLOBALSTAR, INC.
EQUITY INCENTIVE PLAN

(CONTAINS ADDITIONAL PERFORMANCE-BASED
BONUS COMPENSATION PROVISIONS)

THIS AWARD AGREEMENT (“Agreement”), is entered into as of September 23, 2009 (the “Grant Date”), by and between GLOBALSTAR, INC., a Delaware corporation (the “Company”), and PETER J. DALTON (“Executive”).

1.           GRANT.  In accordance with Resolutions adopted of even date by its Board of Directors (the “Board”), the Company hereby grants to Executive effective on the Grant Date, subject to and in accordance with the terms and conditions of this Agreement and the Amended and Restated 2006 Globalstar, Inc. Equity Incentive Plan (as amended or restated from time to time, the “Plan”), a total of Three Million (3,000,000) non-qualified stock options (“Options”), each Option to purchase one share of the Company’s Common Stock, par value $0.0001 per share (a “Share”), at the exercise price (“Exercise Price”) of $0.83 per share, which is the NASDAQ closing bid price for a Share on the Grant Date.

2.           CONSIDERATION; DEFINITIONS.  The Awards made by or pursuant to this Agreement are in partial consideration of service by Executive as the Company’s Chief Executive Officer and as a member of its Board of Directors (“Service”).  Capitalized terms used but not defined in this Agreement have the meanings given to such terms in the Plan.

3.           GRANT AND VESTING.

(a)           One Million Five Hundred Thousand (1,500,000) of the Options are vested on the Grant Date.  One Million Five Hundred Thousand (1,500,000) of the Options shall vest according to the Condition of Vesting explained in Section 3(b).  The date on which such vesting occurs may be referred to below as the “Vesting Date.”

(b)           The ”Condition of Vesting” is that the Company’s common stock, par value $.001, which currently trades on the NASDAQ exchange, shall have traded publically, for not less than twenty (20) consecutive trading days at or above a minimum price of not less than Three Dollars ($3.00) per share, subject to any adjustment for any stock split or reverse stock split of the Company’s common stock.  The Condition of Vesting shall not occur and all unexercised or unvested Options shall automatically be forfeited if any of the following events occurs:  (i) Executive voluntarily resigns from Service as a Section 16 reporting officer of the Company or as a member of the Board; (ii) Executive, at the expiration of the Executive’s current term as a member of the Board declines nomination for an additional term as a member of the Board (or, having been nominated but not yet elected for an additional term, Executive voluntarily informs the Board that the Executive will not serve for an additional term if elected); (iii) at any time, regardless of whether Executive has been nominated for an additional term, because an event of Cause, is requested to resign, in accordance with the vote of a majority of Board members other than Executive; or (iv) Executive, for any other reason, with or without fault, and regardless of Cause, fails to continue in Service as an officer of the Company and as a member of its Board until the Condition of Vesting has been achieved.

4.           CAUSE.  For purposes of this Agreement, “Cause” means (i) any act of fraud, theft, or misappropriation of property relating to the Company; (ii) any material neglect or misconduct by Executive in discharging the ordinary and necessary duties of Service; (iii) any conviction, or plea of guilty or no contest, by Executive for any felony or any other crime related to Executive’s Service and involving moral turpitude; or (iv) any action or failure to act by Executive which results in a penalty or sanction being levied against Executive or the Company by the Securities and Exchange Commission or the Federal Communications Commission.  The decision of the Board on the question of whether Cause exists shall be final and conclusive.

5.           COMPLIANCE WITH RULE 16B-3.  The Options subject to this Agreement have been approved by the Board of Directors in compliance with Rule 16b-3(d) promulgated under the Securities Exchange Act of 1934.

6.           EXPIRATION OF OPTIONS.  Subject to applicable law and the Company’s then-effective insider trading policy, Options that have vested may be exercised at any time, and from time to time, in the manner provided in this Agreement, until five o’clock p.m., Pacific Daylight Time, on the tenth (10th) anniversary date of this Agreement (the “Expiration Time”).  If the Condition of Vesting has not occurred on or before the Expiration Time, all Options then unvested under this Agreement shall automatically lapse and be of no further force or effect.

7.           EXERCISE.  Only Options that are granted and vested may be exercised.  In order to exercise any Option, Executive must deliver to the Company a written notice at any time until the Expiration Time indicating the number of Options being exercised, accompanied by full payment of the Exercise Price applicable to the exercise.  Executive may exercise Options as often as a notice is given and payment is tendered in accordance with this Agreement, except that each exercise must be in the minimum amount of at least 1,000 Options, or if less than 1,000 Options, or if less than 1,000 Options remain unexercised any exercise must be for not less than all remaining unexercised Options.  Executive may pay the Exercise Price in cash, by transferring to the Company Shares owned by Executive for at least 6 months prior to the exercise with a Fair Market Value on the date of exercise equal to or in excess of the Exercise Price, by delivery of an irrevocable instruction to a broker approved by the Company of properly executed instructions, providing for the assignment to the Company of the proceeds of a sale with respect to some or all of the Shares issued upon exercise of an Option, or by a combination of the foregoing.  Executive shall have no rights as a stockholder with respect to purchased Shares before the exercise of an Option and delivery to Executive of a certificate evidencing those Shares or a statement evidencing the entry of the Shares in Executive’s name in book entry form.

8.           TAXES.  Upon exercise of Options, Executive will become liable for and must pay all applicable U.S. federal, state, and local taxes resulting from exercise.  Executive agrees that the preceding sentence shall not relieve Executive of the obligation to obtain tax advice from Executive’s independent taxation advisor(s).  The foregoing notwithstanding, the Company may, but shall not be obligated to Executive to, withhold all applicable taxes becoming due from Executive upon exercise of the Options (by withholding of Shares from delivery or otherwise) from the proceeds of any exercise or from any directors’ fees or other payments then due or to become due to Executive.  Subject to compliance with applicable law, Executive may satisfy the Company’s tax withholding by the Company in accordance with procedures established by the Company providing for delivery by Executive to the Company or a broker approved by the Company of properly executed instructions, in a form approved by the Company, providing for the assignment to the Company of the proceeds of a sale with respect to some or all of the Shares issued upon exercise of Options.  It is the intention of the parties that Options, and Shares issued upon exercise of Options, under this Agreement shall comply with, and/or be exempt from, the requirements of Section 409A of the Internal Revenue Code of 1986, as amended, so that no adverse tax consequences of such Section will be imposed upon Executive at the time of any exercise of Options.  This Agreement is not intended to be a qualified plan under the Federal Employee Retirement Income Security Act.  Nothing in this Agreement shall be construed to be at variance with these intentions.

9.           TRANSFERABILITY.  Executive may not transfer the Options or Executive’s rights under this Agreement other than (i) by will, (ii) by the laws of descent and distribution applicable to Executive’s estate, or (iii) by grant to the trustee of an irrevocable or living trust for the benefit of Executive and/or Executive’s estate or beneficiaries as designated from time to time in accordance with such trust (a “Permitted Trust”).  Options shall be exercisable during Executive’s lifetime only by Executive or by Executive’s guardian, legal representative, or the trustee of a Permitted Trust, and after Executive’s death only by the duly appointed and qualified personal representative of Executive’s estate or the trustee of a Permitted Trust to which such property or rights have been duly transferred.

10.           LAWS AND REGULATIONS.  No Shares shall be issued upon exercise of Options unless and until all legal requirements applicable to the issuance of such shares have been complied with to the satisfaction of the Board or the Committee.  The Board or the Committee shall have the right to condition any issuance of Shares to Executive hereunder on Executive’s undertaking in writing to comply with such restrictions on the subsequent disposition of such Shares as the Committee shall deem necessary or advisable as a result of any applicable law or regulation.

11.           RESERVATION OF REGISTERED SHARES.  As soon as practicable, the Company shall cause Shares that have been registered under the Securities Act of 1933, as amended (the “Securities Act”) corresponding in number to the Options awarded, without regard to possible future forfeiture, to be reserved by the Company’s registrar and transfer agent for issuance upon exercise of Options.  The Company shall thereafter use its best efforts to maintain the effectiveness of such registration and qualification until exercise or earlier expiration of the Options.

12.           MARKET STANDOFF PERIOD.  Executive acknowledges and agrees that if so requested in connection with any registration of the offering of any securities of the Company (or any successor) under the Securities Act, Executive will not buy, sell, or otherwise transfer any Shares or other securities of the Company (or a successor) during the 180-day period (or such other period as may be requested by any underwriter or the Company in writing) (the “Market Standoff Period”) following the effective date of a registration statement of the Company (or any successor), any parent corporation (as defined in Section 424 of the Internal Revenue Code) or any Subsidiary filed under the Securities Act.  To enforce this restriction, such entity may impose stop-transfer instructions with respect to securities subject to the foregoing restrictions until the end of such Market Standoff Period.

13.           NOTICES.  Any notices required or permitted hereunder shall be addressed to the Company at its corporate headquarters, to the attention of either the Director of Human Resources or the Corporate Secretary, or to Executive at the address then on record with the Company, as the case may be. Notices shall be effective when delivered or, if delivery is released, when delivery is attempted in the ordinary course.  Either party may, by notice to the other given in the manner aforesaid, change his or its address for future notices.

14.           HEADINGS.  The headings of paragraphs herein are included solely for convenience of reference and shall not affect the meaning or interpretation of any of the provisions of this Agreement.

15.           INTERPRETATION.  Nothing in this Agreement shall be construed to:  (i) confer on Executive any right to be granted any option, right, or benefit other than as set forth herein or at the sole discretion of the Board or Committee; (ii) confer on Executive any rights whatsoever with respect to Shares except as specifically provided in this Agreement; (iii) limit in any way the right of the Company terminate Executive’s Service at any time (however such termination may give rise to rights on behalf of Executive as described in the final sentence of this Section 16; or (iv) be evidence of any agreement or understanding, expressed or implied, that the Company or its subsidiaries or affiliates will employ or retain Executive in any position, including without limitation as a member of the Board of Directors, at any rate of compensation or for any period of time.

16.           GOVERNING LAW:  INTERPRETATION.  This Agreement shall be governed by and construed in accordance with the laws of the State of California without regard, except as to matters pertaining to estate planning, to California conflict of laws principles.  It is subject to and shall be interpreted to be consistent with the Plan.

17.           SUCCESSORS AND ASSIGNS.  This Agreement shall bind and inure to the benefit of the Company, its successors and assigns, and Executive and Executive’s personal representatives and permitted assigns.

18.           AMENDMENT; COUNTERPARTS.  This Agreement may be amended or modified at any time by an instrument in writing signed by both parties hereto.  This Agreement and any amendments thereto may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

19.           SURVIVAL OF AGREEMENT.  To the extent necessary to carry out the intentions of the parties hereto, the respective rights and obligations of the parties hereunder shall survive any termination of this Agreement.

20.           PERFORMANCE-BASED BONUS COMPENSATION.  If at any time while Executive is continuing in Service as the Company’s Chief Executive Officer and as a member of its Board,  Executive is materially involved in arranging and concluding the sale, exchange, or transfer of all of the Company’s equity or all or substantially all of the assets of the Company (in each case, other than a sale, exchange or transfer to one or more subsidiaries of the Company) (a “Liquidation Event”) whereby the holders of the Company’s common stock shall have received net before tax consideration in excess of Three Dollars ($3.00) per share (as adjusted in accordance with Section 3(b), the “Purchase Price”) , then as additional compensation, Executive shall receive from the Company for service as Chief Executive Officer, a cash payment equal to one percent (1%) of the difference between $3.00 and the Purchase Price multiplied by the number of outstanding shares of common stock of the Company immediately prior to the closing of the Liquidation Event.  For purposes of this Section 20, the term “common stock” means both voting and non-voting (if any) common stock of the Company then outstanding.

GLOBALSTAR, INC.

By:	/s/ James Monroe III
Printed Name: James Monroe III
Title: Executive Chairman of the Board

/s/ Peter J. Dalton
Peter J. Dalton